UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

COGENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50947	95-4305768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Fair Oaks Avenue South Pasadena, California	91030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 799-8090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 27, 2008, Cogent, Inc. issued a press release announcing its financial results for the three months ended March 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 20, 2008, Cogent received a Staff Determination Letter from the Nasdaq Stock Market notifying Cogent that, due to the failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (the “Form 10-Q”), Cogent had failed to satisfy the standards for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and that Cogent’s securities were subject removal from listing and registration on the Nasdaq Stock Market. Subsequent to the receipt of that letter, Cogent filed the Form 10-Q to cure the delinquency, and Cogent believes it is in compliance with the continued listing standards set forth in the Nasdaq Marketplace Rules.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Cogent, Inc., dated May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENT, INC.

Date: May 27, 2008	By:	/s/ Paul Kim
Paul Kim
Chief Financial Officer

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